KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD IN EUROPE AND EASTERN EUROPE

CRANBURY, NEW JERSEY – May 5, 2009 - Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide grades sold in Europe and Eastern Europe.

Effective June 1, 2009, prices for all Kronos titanium dioxide grades sold in Europe and Eastern Europe will be increased by 75 Euro per metric ton.

This price increase implements a portion of the previously announced price which had been delayed from implementation.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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